Exhibit 99.1

DCT Industrial Trust Inc.® Reports 2010 Second Quarter Results

DENVER, August 5, 2010 – DCT Industrial Trust Inc. (NYSE: DCT), a leading industrial real estate company, today announced financial results for the three and six months ended June 30, 2010.

Funds from Operations (FFO) attributable to common stockholders and unitholders for the second quarter of 2010 totaled $23.4 million, or $0.10 per diluted share, excluding $4.7 million or $0.02 per diluted share of impairment losses for the quarter, compared with $25.3 million, or $0.12 per diluted share, reported for the second quarter of 2009.

For the six months ended June 30, 2010, FFO attributable to common stockholders and unitholders totaled $47.3 million, or $0.20 per diluted share, excluding impairment losses of $4.7 million and debt modification costs of $1.1 million recognized in the period, compared with $58.7 million, or $0.28 per diluted share, in the first half of 2009.

Including impairment losses of $4.7 million, FFO was $0.08 per diluted share for the three months ended June 30, 2010. For the six months ended June 30, 2010, including impairments and $1.1 million of debt modification costs, FFO was $0.17 per diluted share.

Net loss attributable to common stockholders for the second quarter of 2010 was $10.7 million, or $0.05 per diluted share, compared with a net loss of $4.0 million, or $0.02 per diluted share, reported for the second quarter of 2009. Net loss attributable to common stockholders for the six months ended June 30, 2010 was $18.0 million, or $0.09 per diluted share, compared with a net loss of $0.2 million, or $0.00 per diluted share, for the six months ended June 30, 2009.

The impairment losses recorded in the second quarter of 2010 relate primarily to a new lease with a purchase option for an operating property at a price below our book value. The Company determined that the total carrying amount of the property was no longer recoverable by the future estimated undiscounted cash flows and, accordingly, recognized an impairment loss.

“We are very pleased with our operating results in the second quarter. Occupancy of our operating portfolio increased 60 basis points and we continue to make good progress in the leasing of our development portfolio,” said Phil Hawkins, President and CEO of DCT Industrial. “Lease economics remain very competitive but we are encouraged that net absorption has turned positive in a number of markets and that market rents have stabilized. We are confident in our plan for the remainder of the year and remain very well positioned to compete and create value as a result of our organization, quality portfolio and strong balance sheet.”

Operating Results

As of June 30, 2010, DCT Industrial owned 378 consolidated operating properties, comprised of 53.3 million square feet plus 3.7 million square feet of development and redevelopment properties.

Net operating income was $41.0 million in the second quarter of 2010, compared with $42.7 million reported for the second quarter of 2009.

518 17TH STREET, 8TH FLOOR ¿ DENVER, CO 80202

303.597.2400 ¿ DCTINDUSTRIAL.COM

DCT Industrial’s consolidated operating portfolio occupancy was 85.9% as of June 30, 2010, up from 85.3% as of March 31, 2010. Including an additional 14.6 million square feet of operating properties held in unconsolidated joint ventures, occupancy as of June 30, 2010, was 87.4%, up from 87.2% as of March 31, 2010.

Second quarter 2010 same store net operating income declined 7.6% on a GAAP basis and 10.3% on a cash basis, excluding revenue from lease terminations, when compared to the same period last year. Occupancy of same store properties averaged 84.9% in the second quarter of 2010, compared with an average of 87.2% in the second quarter of 2009.

Second Quarter 2010 Leasing Activity and Development Leasing Update

In the second quarter of 2010, the Company executed leases totaling 2.5 million square feet, including 1.0 million square feet of development and redevelopment leases. For the six months ended June 30, 2010, leases executed totaled 6.3 million square feet, of which 1.6 million square feet were development and redevelopment properties. As of June 30, 2010, 1.8 million square feet or 3.2% of our total consolidated portfolio of 57.0 million square feet was leased but not yet occupied.

The tenant retention rate was 68% for the second quarter of 2010. Rental rates on signed leases declined 1.7% and 6.1% on a GAAP basis and cash basis, respectively for the second quarter of 2010.

DCT Industrial today announces the signing of a lease totaling 203,000 square feet at its Port Union Commerce Park and a 138,000 square foot redevelopment lease at 2301 Cottontail Lane. Including these leases, DCT Industrial has signed 2.0 million square feet of development and redevelopment leases in 2010.

Further, the Company has now stabilized six development and redevelopment properties totaling 1.6 million square feet and has leases executed which will stabilize a further three buildings totaling 0.9 million square feet including the recently signed lease at Port Union Commerce Park.

Capital Markets Activity

DCT Industrial successfully executed on its refinancing plan during the quarter. The Company closed on the previously announced $210 million of fixed-rate unsecured notes on June 21, 2010 and extended the maturity of the $200 million outstanding on its senior unsecured term loan to June 6, 2011. These notes have a weighted average maturity of 8.3 years and a weighted average interest rate of approximately 6.46%. DCT Industrial’s refinancing activities year-to-date bring the Company’s weighted average debt maturity to approximately 4.3 years as of June 30, 2010 compared to 2.4 years as of December 31, 2009.

The Company also secured formal commitments from nine banks to refinance its $300 million senior unsecured credit facility for a period of three years with a new facility that is expected to close in August 2010.

Capital Deployment Activity

During the second quarter of 2010, DCT Industrial completed $14.1 million in building and land acquisitions. On April 14, 2010, DCT Industrial acquired a 150,000 square foot bulk distribution property in Sayreville, New Jersey for $9.4 million, or $63 per square foot. The fully leased building is expected to generate a cash yield of 8.8% in the first year.

On May 25, 2010, DCT Industrial, through a consolidated joint venture, purchased a land parcel totaling 19.3 acres located at 8 th and Vineyard in the Inland Empire West, for $4.7 million. DCT Industrial is actively marketing build-to-suit projects on this site.

Subsequent to the end of the second quarter, the Company purchased a high-quality, bulk distribution property in the Inland Empire West market for $4.5 million, or $67 per square foot, generating a cash yield of 7.9% in the first year. The building totals 67,000 square feet and is 100% leased to a single customer.

Dividend

DCT Industrial’s Board of Directors has declared a $0.07 per share quarterly cash dividend, payable on October 14, 2010, to stockholders of record as of October 7, 2010.

Guidance

DCT has narrowed guidance for 2010 FFO to $0.38 to $0.42 per diluted share excluding $0.03 per diluted share, or $5.9 million, of impairment losses and debt modification costs recognized year-to-date. Guidance for the 2010 net loss per diluted share attributable to common stockholders and unitholders has been revised to $0.09 to $0.13 per diluted share. The Company’s guidance also excludes future real estate gains, losses, impairments and costs of acquiring real estate properties.

Conference Call Information

DCT Industrial will host a conference call to discuss second quarter 2010 results and its recent business activities on Friday, August 6, 2010 at 11:00 a.m. Eastern Time. Stockholders and interested parties may listen to a live broadcast of the conference call by dialing (877) 317-6789 or (412) 317-6789. A telephone replay will be available through August 23, 2010 at 9:00 a.m. ET by dialing (877) 344-7529 or (412) 317-0088 and entering the passcode 442318. A live webcast of the conference call will be available in the Investor Relations section of the DCT Industrial website at www.dctindustrial.com. A webcast replay will also be available shortly following the call until August 6, 2011.

Supplemental information is available in the Investor Relations section of the Company’s website at www.dctindustrial.com or by e-mail request at investorrelations@dctindustrial.com. Interested parties may also obtain supplemental information from the SEC’s website at www.sec.gov.

About DCT Industrial Trust®

DCT Industrial Trust is a leading industrial real estate company that owns, operates and develops high-quality bulk distribution and light industrial properties in high-volume distribution markets in the U.S. and Mexico. As of June 30, 2010, the Company owned, managed or had under development 75.5 million square feet of assets leased to over 800 customers, including 14.6 million square feet managed on behalf of three institutional joint venture partners. Additional information is available at www.dctindustrial.com.

CONTACT:

Julie Davis

303-597-0474

jdavis@dctindustrial.com

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except share and per share information)

	June 30, 2010	December 31 2009
	(unaudited)
ASSETS
Land	$532,126	$519,485
Buildings and improvements	2,265,276	2,219,826
Intangible lease assets	97,235	116,243
Construction in progress	32,532	60,860

Total investment in properties	2,927,169	2,916,414
Less accumulated depreciation and amortization	(488,643)	(451,242)

Net investment in properties	2,438,526	2,465,172
Investments in and advances to unconsolidated joint ventures	109,541	111,238

Net investment in real estate	2,548,067	2,576,410
Cash and cash equivalents	20,229	19,120
Notes receivable	17,443	19,084
Deferred loan costs, net	3,457	4,919
Straight-line rent and other receivables, net of allowance for doubtful accounts of $1,846 and $2,226, respectively	30,616	31,607
Other assets, net	10,985	13,152

Total assets	$2,630,797	$2,664,292

LIABILITIES AND EQUITY
Liabilities:
Accounts payable and accrued expenses	$27,171	$36,261
Distributions payable	16,669	16,527
Tenant prepaids and security deposits	19,161	19,451
Other liabilities	14,027	5,759
Intangible lease liability, net	5,077	5,946
Senior unsecured notes	735,000	625,000
Mortgage notes	419,608	511,715

Total liabilities	1,236,713	1,220,659

Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	—	—
Shares-in-trust, $0.01 par value, 100,000,000 shares authorized, none outstanding	—	—
Common stock, $0.01 par value, 350,000,000 shares authorized, 211,317,497 and 208,046,167 shares issued and outstanding as of June 30, 2010 and December 31, 2009, respectively	2,113	2,080
Additional paid-in capital	1,840,272	1,817,654
Distributions in excess of earnings	(638,580)	(591,087)
Accumulated other comprehensive loss	(16,875)	(11,012)

Total stockholders’ equity	1,186,930	1,217,635
Noncontrolling interests	207,154	225,998

Total equity	1,394,084	1,443,633

Total liabilities and equity	$2,630,797	$2,664,292

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited, in thousands, except per share information)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
REVENUES:
Rental revenues	$58,440	$58,631	$116,430	$120,868
Institutional capital management and other fees	721	680	1,361	1,347

Total revenues	59,161	59,311	117,791	122,215

OPERATING EXPENSES:
Rental expenses	7,552	7,212	16,330	15,864
Real estate taxes	9,849	8,752	19,127	17,423
Real estate related depreciation and amortization	29,180	27,702	57,768	53,851
General and administrative	5,994	6,454	11,646	11,922
Impairment losses	4,556	—	4,556	—

Total operating expenses	57,131	50,120	109,427	99,060

Operating income	2,030	9,191	8,364	23,155
OTHER INCOME AND EXPENSE:
Equity in income (loss) of unconsolidated joint ventures, net	(400)	(1,615)	(1,011)	2,565
Interest expense	(13,248)	(13,327)	(26,036)	(26,668)
Interest and other income (expense)	353	767	(510)	901
Income and other taxes	(582)	(661)	(820)	(1,553)

Loss from continuing operations	(11,847)	(5,645)	(20,013)	(1,600)
Income (loss) from discontinued operations	(271)	891	(341)	1,295

Loss before gain on dispositions of real estate interests	(12,118)	(4,754)	(20,354)	(305)
Gain on dispositions of real estate interests	—	—	16	37

Consolidated net loss of DCT Industrial Trust Inc.	(12,118)	(4,754)	(20,338)	(268)
Net loss attributable to noncontrolling interests	1,387	760	2,383	101

Net loss attributable to common stockholders	$(10,731)	$(3,994)	$(17,955)	$(167)

EARNINGS PER COMMON SHARE – BASIC:
Loss from continuing operations	$(0.05)	$(0.02)	$(0.09)	$(0.01)
Income (loss) from discontinued operations	0.00	0.00	0.00	0.01
Gain on dispositions of real estate interests	0.00	0.00	0.00	0.00

Net loss attributable to common stockholders	$(0.05)	$(0.02)	$(0.09)	$0.00

EARNINGS PER COMMON SHARE – DILUTED:
Loss from continuing operations	$(0.05)	$(0.02)	$(0.09)	$(0.01)
Income (loss) from discontinued operations	0.00	0.00	0.00	0.01
Gain on dispositions of real estate interests	0.00	0.00	0.00	0.00

Net loss attributable to common stockholders	$(0.05)	$(0.02)	$(0.09)	$0.00

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	210,841	183,783	209,602	179,745

AMOUNTS ATTRIBUTABLE TO COMMON STOCKHOLDERS:
Loss from continuing operations	$(10,491)	$(4,753)	$(17,667)	$(1,299)
Income (loss) from discontinued operations	(240)	759	(302)	1,100
Gain on dispositions of real estate interests	—	—	14	32

Net loss attributable to common stockholders	$(10,731)	$(3,994)	$(17,955)	$(167)

Distributions declared per common share	$0.07	$0.08	$0.14	$0.16

Reconciliation of Loss Attributable to Common Stockholders and Unitholders to Funds From Operations

(in thousands, except per share information)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Net loss attributable to common stockholders and unitholders	$(10,731)	$(3,994)	$(17,955)	$(167)
Adjustments:
Real estate related depreciation and amortization	29,182	27,988	57,776	54,443
Equity in (income) loss of unconsolidated joint ventures, net	400	1,615	1,011	(2,565)
Equity in FFO of unconsolidated joint ventures	1,172	1,180	2,572	7,729
Less: (Gain) loss on dispositions of real estate interests and business combinations	(22)	(734)	361	(768)
Gain (loss) on dispositions of non-depreciated real estate	(4)	—	7	113
Noncontrolling interest in the operating partnership’s share of the above adjustments	(3,428)	(4,411)	(7,033)	(8,899)
FFO attributable to unitholders	2,060	3,674	4,707	8,823

FFO attributable to common stockholders and unitholders – basic and diluted	$18,629	$25,318	$41,446	$58,709

FFO per common share and unit, basic and diluted	$0.08	$0.12	$0.17	$0.28

Adjustments for impairment losses and debt modification costs:
Impairment losses	$4,743	$—	$4,743	$—
Debt modification costs	—	—	1,136	—

FFO, including adjustments attributable to common stockholders and unitholders, basic and diluted	$23,372	$25,318	$47,325	$58,709

FFO, as adjusted, per common share and unit, basic and diluted	$0.10	$0.12	$0.20	$0.28

FFO weighted average common shares and units outstanding:
Common shares for earnings per share – basic	210,841	183,783	209,602	179,745
Participating securities	1,877	1,768	1,615	1,574
Units	26,367	31,557	26,855	31,791

FFO weighted average common shares, participating securities and units outstanding – basic	239,085	217,108	238,072	213,110
Dilutive common stock equivalents	441	124	434	1

FFO weighted average common shares, participating securities and units outstanding – diluted	239,526	217,232	238,506	213,111

Guidance

The Company is providing the following guidance for full-year 2010:

	Range for Full-Year 2010
Guidance(1):	Low	High
Earnings per diluted share	$(0.13)	$(0.09)
Real estate related depreciation and amortization net of noncontrolling interest(2)	0.48	0.48

FFO attributable to common shares per diluted share	$0.35	$0.39
Impairment losses and debt modification costs	$0.03	$0.03

FFO per diluted share, excluding impairments	$0.38	$0.42

(1)

Guidance excludes future real estate gains, losses, impairments and costs of acquiring real estate properties. FFO guidance additionally excludes $0.02 per diluted share of impairment losses and debt modification costs recognized year to date.

(2)	Includes pro rata share of real estate depreciation and amortization from unconsolidated joint ventures.

The following table is a reconciliation of our property net operating income to our reported “Loss from continuing operations” for the three and six months ended June 30, 2010 and 2009 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Loss from continuing operations	$(11,847)	$(5,645)	$(20,013)	$(1,600)
Income and other taxes	582	661	820	1,553
Interest and other (income) expense	(353)	(767)	510	(901)
Interest expense	13,248	13,327	26,036	26,668
Equity in (income) loss of unconsolidated joint ventures, net	400	1,615	1,011	(2,565)
General and administrative	5,994	6,454	11,646	11,922
Real estate related depreciation and amortization	29,180	27,702	57,768	53,851
Impairment losses	4,556	—	4,556	—
Institutional capital management and other fees	(721)	(680)	(1,361)	(1,347)

Total net operating income	41,039	42,667	80,973	87,581
Less net operating income – non-same store properties	(2,256)	(646)	(3,935)	(983)

Same store net operating income	38,783	42,201	77,038	86,598
Less revenue from lease terminations	(13)	(46)	(47)	(1,443)

Same store net operating income, excluding revenue from lease terminations	38,770	41,975	76,991	85,155
Less straight-line rents, net of related bad debt expense	(1,120)	(46)	(2,235)	(308)
Add back amortization of above/(below) market rents	175	227	523	738

Same store cash net operating income, excluding revenue from lease terminations	$37,825	$42,156	$75,279	$85,585

Financial Measures

Net operating income (“NOI”) is defined as rental revenue, including reimbursements, less rental expenses and real estate taxes, and excludes depreciation, amortization, general and administrative expenses and interest expense. DCT Industrial considers NOI, same store NOI, excluding revenue from lease terminations, and cash basis same store NOI, excluding revenue from lease terminations, to be appropriate supplemental performance measures because they reflect the operating performance of DCT Industrial’s properties and exclude certain items that are not considered to be controllable in connection with the management of the property such as depreciation, interest expense, interest income, revenue from lease terminations and general and administrative expenses. However, these measures should not be viewed as alternative measures of DCT Industrial’s financial performance since they exclude expenses which could materially impact our results of operations. Further, DCT Industrial’s NOI, same store NOI, excluding revenue from lease terminations, and cash basis same store NOI, excluding revenue from lease terminations, may not be comparable to that of other real estate companies, as they may use different methodologies for calculating these measures. Additionally, lease termination revenue is excluded as it is not considered to be indicative of recurring operating expense. Therefore, DCT Industrial believes net income (loss) attributable to common stockholders, as defined by GAAP, to be the most appropriate measure to evaluate DCT Industrial’s overall financial performance.

DCT Industrial believes that net income (loss) attributable to common stockholders, as defined by GAAP, is the most appropriate earnings measure. However, DCT Industrial considers funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), to be a useful supplemental, non-GAAP measure of DCT Industrial’s operating performance. NAREIT developed FFO as a relative measure of performance of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is generally defined as net income (loss) attributable to common stockholders, calculated in accordance with GAAP, plus real estate-related depreciation and amortization, less gains (or losses) from dispositions of operating real estate held for investment purposes and adjustments to derive DCT Industrial’s pro rata share of FFO of unconsolidated joint ventures. We exclude gains and losses on business combinations and include the gains or losses from dispositions of properties which were acquired or developed with the intention to sell or contribute to an investment fund in our definition of FFO. Although the NAREIT definition of FFO predates the guidance for accounting for gains and losses on business combinations, we believe that excluding such gains and losses is consistent with the key objective of FFO as a performance measure. We also present FFO excluding severance and debt modification costs and impairment losses. We believe that FFO excluding severance and debt modification costs, non-routine items, and impairment losses is useful supplemental information regarding our operating performance as it provides a more meaningful and consistent comparison of our operating performance and allows investors to more easily compare our operating results without taking into account the unrelated impairment losses relating to the decrease in value of certain real estate assets and investments in unconsolidated joint ventures. Readers should note that FFO captures neither the changes in the value of DCT Industrial’s properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of DCT Industrial’s properties, all of which have real economic effect and could materially impact DCT Industrial’s results from operations. NAREIT’s definition of FFO is subject to interpretation, and modifications to the NAREIT definition of FFO is common. Accordingly, DCT Industrial’s FFO may not be comparable to other REITs’ FFO and FFO should be considered only as a supplement to net income (loss) attributable to common stockholders as a measure of DCT Industrial’s performance.

DCT Industrial calculates our fixed charge coverage calculation based on adjusted EBITDA, which represents net loss attributable to DCT common stockholders before interest, taxes, depreciation, amortization, stock-based compensation expense, noncontrolling interest, impairment losses and excludes non-FFO gains on disposed assets. We use adjusted EBITDA to measure our operating performance and to provide investors relevant and useful information because it allows fixed income investors to view income from our operations on an unleveraged basis before the effects of non-cash items, such as depreciation and amortization and stock-based compensation expense, and irregular items, such as non-FFO gains from the dispositions of real estate and impairment losses.

Forward-Looking Statements

We make statements in this document that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: national, international, regional and local economic conditions, including, in particular, the continuing impact of the severe economic recession that began in 2007; the general level of interest rates and the availability of capital; the competitive environment in which we operate; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets, particularly in light of the continuing impact of the severe economic recession that began in 2007; decreased rental rates or increasing vacancy rates; defaults on or non-renewal of leases by tenants; acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections; the timing of acquisitions and dispositions; natural disasters such as fires, hurricanes and earthquakes; energy costs; the terms of governmental regulations that affect us and interpretations of those regulations, including changes in real estate and zoning laws and increases in real property tax rates; financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal, interest and other commitments; lack of or insufficient amounts of insurance; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; the consequences of future terrorist attacks or civil unrest; possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us; and other risks and uncertainties detailed from time-to-time in our filings with the Securities and Exchange Commission. In addition, our current and continuing qualification as a real estate investment trust, or REIT, involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership. We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.